EXHIBIT 32

                         STATEMENT FURNISHED PURSUANT TO
                               SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002,
                             18 U.S.C. SECTION 1350

The undersigned, Fang Zhong, is Chairman of the Board, Chief Executive Officer, President, Treasurer, and chief financial officer of Xerion EcoSolutions Group Inc. (the "Company"). This statement is being furnished in connection with the filing by the Company of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005 (the "Report").

By execution of this statement, I certify that:

(A) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(B) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for the periods covered by the Report.

This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350.

It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

April 15, 2006
                                    /s/ Fang Zhong
                                    -------------------------------------------
                                    Fang Zhong
                                    Chief Executive Officer, President,
                                    Treasurer and chief financial officer